BYLAWS
                                       OF
                           SL-1 PHARMACEUTICALS, INC.


                                   ARTICLE I
                                    OFFICES

     1. Principal Office. The principal office of the Corporation shall be located in Durham, North Carolina or such other place as is designated by the Board of Directors.

     2. Registered Office. The registered office of the Corporation required by law to be maintained in the State of Delaware may be, but need not be, identical with the principal office.

     3. Other Offices. The Corporation may have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require.

                                   Article II
                           MEETINGS OF SHAREHOLDERS

     1. Place of Meetings. All meeting of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of Delaware, as shall be designated in the notice of the meeting or agreed upon by the Board of Directors.

     2. Annual Meeting. The annual meeting of the shareholders shall be held at the principal office of the Corporation during the month of November of each year on any day in that month (except a Saturday, Sunday or a legal holiday) and at such time as is determined by the Board of Directors, for the purpose of electing Directors of the Corporation and for the transaction of

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such other business as may be properly brought before the meeting.

     3. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting. The shares represented at such substitute annual meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting.

     4. Special Meetings. Special meetings of the shareholders may be calledat any time by the President, the Secretary or the Board of Directors of theCorporation, or by any shareholder pursuant to the written request of theholders of not less than one-tenth (1/10) of all the shares entitled to voteat the meeting.

     5.  Notice of Meetings.

          (a) Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date thereof, either personally or by mail, by or at the direction of the Board of Directors, President, Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the record of shareholders of the Corporation, with postage thereon prepaid.

          (b) In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of Directors, on which the vote of the shareholders is expressly required by the provisions of the Delaware Corporation Law. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

        (c) When a meeting is adjourned for thirty (30) days or more, or when a new record date is fixed after the adjournment for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken.
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     6. Voting Lists. At least ten (10) days before each meeting of shareholders the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and number of shares held by each, which list shall be kept on file at a location in the city where such meeting is to be held or at the place where such meeting is to be held for a period of ten (10) days prior to such meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

     7.  Quorum.

        (a) Unless otherwise provided by law, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a quorum is present at the original meeting, any business which might have been transacted at the original meeting may be transacted at an adjourned meeting, even when a quorum is not present. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the Board of Directors or the vote of a majority of the shares voting on the motion to adjourn, but no other business may be transacted until and unless a quorum is present. If later a quorum is present at an adjourned meeting, then any business may be transacted which might have been transacted at the original meeting.

        (b) The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of sufficient shareholders to leave less than a quorum.

     8. Voting of Shares.

        (a) Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

        (b) Except in the election of Directors, the vote of a majority of the shares voted on any matter at a meeting of shareholders, duly held and at which a quorum is present, shall be the act of the shareholders on that matter, unless the vote by a greater number is required by law or by the charter or Bylaws of the Corporation.


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        (c) Voting on all matters except the election of Directors shall be by voice vote or by a show of hands unless the holders of one-tenth (1/10) of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

        (d) Shares of its own stock owned by the Corporation, directly or indirectly, through a subsidiary or otherwise, shall not be voted and shall not be counted in determining the total number of shares entitled to vote; except that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by law.

     9. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney-in-fact. A proxy is not valid after the expiration of thirty-six (36) months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting.

     10. Informal Action by Shareholders. Any action which is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present andvoted. When corporate action is taken without a meeting by less than unanimouswritten consent, prompt notice shall be given to those shareholders who have not consented in writing. Such signed and dated action must be filed with the Secretary of the Corporation to be kept in the Corporate minute book, whether done before or after the action so taken, but in no event later than sixty (60) days after the first signature date.

                                  ARTICLE III
                                   DIRECTORS


     1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors or by such committees as the Board may establish pursuant to these Bylaws.

     2. Number, Term and Qualification. The number of Directors of the Corporation shall be not less than three (3) nor more than seven (7) as may be fixed or changed from time to time, within


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the minimum and maximum, by the shareholders or by the Board of Directors. Each
Director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies. Directors need not be residents of the State of Delaware or shareholders of the Corporation.

     3. Election of Directors. Except as provided in Section 5 of this Article III, the Directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. Election of Directors shall be by written ballot.

     4. Removal. Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If any Directors are so removed, new Directors may be elected at the same meeting.

     5. Vacancies. A vacancy occurring in the Board of Directors, including, without limitation, a vacancy created by an increase in the authorized number of Directors or resulting from the shareholders' failure to elect the full authorized number or Directors, may be filled by the Board of Directors or if the Directors remaining in office constitute less than a quorum of the Directors, they may fill the vacancy by the affirmative vote of a majority of all remaining Directors or by the sole remaining Director. If the vacant office was held by a Director elected by a voting group, only the remaining Director or Directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

     6. Chairman. There may be a Chairman of the Board of Directors elected by the Directors from their number at any meeting of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and of shareholders and perform such other duties as may be directed by the Board of Directors. Until a Chairman of the Board of Directors is elected, the President of the Corporation shall preside at the meetings of the Board of Directors and shareholders.

     7. Compensation. The Board of Directors may provide for the compensation of Directors for their services as such and may

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provide for the payment of any and all expenses incurred by the Directors in connection with such services.

     8. Executive and Other Committees.

         (a) The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may designate from among its members in Executive Committee and one or more other committees, each consisting of one or more Directors, and each of which, to the extent authorized by law or provided in the resolution, shall have and may exercise all of the authority of the Board of Directors and may authorize the corporate seal to be affixed to all papers which may require it, except no such committee shall have authority as to the following matters: (i) the dissolution, merger or consolidation of the Corporation, or the sale, lease or exchange of all or substantially all of the property of the Corporation; (ii) the amendment of the Certificate of Incorporation; (iii) the amendment or repeal of the Bylaws or adoption of new Bylaws; (iv) the declaration of a dividend; (v) the issuance of stock; (vi) the adoption of a certificate of ownership and merger pursuant to Section 253 of the Delaware Corporation Law.

         (b) Any resolutions adopted or other action taken by any such committee within the scope of the authority delegated to it by the Board of Directors shall be deemed for all purposes to be adopted or taken by the Board of Directors. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

         (c) If a committee member is absent or disqualified, the qualified members present at a meeting, even if not a quorum, may unanimously appoint another Board of Directors member to act in the absent or disqualified member's place.

         (d) Regular meetings of any such committee may be held without notice at such time and place as such committee may fix from time to time by resolution. Special meetings of any such committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of such meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to any member of the Executive Committee at his business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of

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a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

           (e) A majority of the members of any such committee shall constitute a quorum for the transaction of business at any meeting thereof, and actions of such committee must be authorized by the affirmative vote of a majority of the members of such committee.

           (f) Any member of any such committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors.

           (g) Any such committee shall elect a presiding officer from among its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                   ARTICLE IV
                             MEETINGS OF DIRECTORS

     1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings.

     2. Special Meetings. Special meetings of the Board or Directors may be called by or at the request of the Chairman of the Board (if one has been duly elected), the President or any two Directors.

     3. Notice of Meetings.

         (a) The Secretary shall give notice, at least two days before the meeting, by any usual means of communication of any regular meeting of the Board of Directors.

         (b) The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice or waiver of notice need not specify the business to be transacted at, or the purpose of, the meeting that is called. Notice of an adjourned meeting need not be given if the time and

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place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

         (c) A Director may waive notice of any meeting. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     5. Manner of Acting.

         (a) Except as otherwise provided in this Section, the act of majority of the Directors then in office shall be the act of the Board of Directors, unless a greater number is required by law, the charter of the Corporation, or a Bylaw adopted by the shareholders.

         (b) A Director of the Corporation, who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favor of such action.

         (c) The vote of a majority of the number of Directors then in office shall be required to adopt a resolution constituting an Executive Committee or other committee of the Board. The vote of a majority of the Directors then holding office shall be required to adopt, amend or repeal a Bylaw, or to adopt a resolution dissolving the Corporation without action by the shareholders, in circumstances authorized by law. Vacancies in the Board of Directors may be filled as provided in Section 5 of Article III of these Bylaws.

         6. Informal Action by Directors. Action taken by the Directors or members of a committee or the Board of Directors without a meeting is nevertheless Board or committee action if written consent to the action in question is signed by all of the Directors or members of the committee, as the case may be, and

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filed with the minutes of the precedings of the Board or committee, whether done before or after the action so taken.

         7. Attendance by Telephone. Any one or more Directors or members of a committee may participate in a meeting of the Board or committee by means of a conference telephone or similar communications device which allow all persons participating in the meeting to hear each other, and such participation in the meeting shall be deemed presence in person at such meeting.

                                   ARTICLE V
                                    OFFICERS

         1. Number. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices, other than that of President and Secretary, may be held by the same person. In no event, however, may an officer act in more than one capacity where action of two or more officers is required.

         2. Election and Term. The officers of the Corporation shall be elected by the Board of Directors. Such election may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies.

         3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         4. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

         5. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors shall supervise and control the management of the Corporation in accordance with these Bylaws. He shall, in the absence of the Chairman of the Board of Directors, preside at all meetings of the Board of Directors and shareholders. He shall sign with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on

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behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         6. Vice Presidents. The Vice Presidents, in the order of their appointment, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the President or the Board of Directors shall prescribe. The Board of Directors may designate one or more Vice Presidents to be responsible for certain functions, including, without limitation, Marketing, Finance, Manufacturing and Personnel.

         7. Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, Directors and committees. He shall give all notices required by law and these Bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature, and, in general, attest the signature or certify the incumbency or signature of any other officer of the Corporation and shall perform all duties incident to the office of Secretary and such other duties as may be assigned him from time to time by the President or by the Board of Directors.

         8. Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally

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accepted accounting principles, the annual financial statements must also be prepared on that basis. The Corporation shall mail the annual financial statements, or a written notice of their availability, to each shareholder within one hundred twenty 120 days of the close of each fiscal year. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

         9. Assistant Secretaries and Treasurers. The Assistant Secretaries and Assistant Treasurer shall, in the absence or disability of the Secretary or the Treasurer, perform the respective duties and exercise the respective powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.

         10. Controller and Assistant Controllers. The Controller, if one has been appointed, shall have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors shall designate. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Controllers shall exercise the powers of the controller during that officer's absence or inability to act.

         11. Bonds. The Board of Directors, by resolution, may require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.


                                   ARTICLE VI
                         CONTRACTS, LOANS AND DEPOSITS

         1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or combined to specific instances.

         2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of

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Directors. Such authority may be general or confined to specific instances.

         3. Checks and Drafts. All checks, drafts or other orders for the payment of monkey issued in the same of the Corporation shall be signed by such officer of officers, or agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depository or depositories as the Board of Directors shall direct.

                                   ARTICLE VII
                   CERTIFICATES FOR SHARES AND OTHER TRANSFER


         1. Certificates for Shares. Certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice President or person who has been designated as the chief executive officer of the Corporation and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and sealed with the seal of the Corporation or a facsimile thereof. The signatures of any such officers upon a certificate may be a facsimiles or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. The certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.
        2. Transfer of Shares. Transfer of shares shall be made on the stocktransfer books of the Corporation only upon surrender of the certificates forthe shares sought to be transferred by the record holder thereof or by hisduly authorized agent, transferee or legal representative. All certificatessurrendered for transfer shall be cancelled before new certificates for thetransferred shares shall be issued.

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        3. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.


       4.  Restrictions on Transfer.

           (a) If the Corporation has elected Subchapter S status under Section 1362 of the Internal Revenue Code of 1986, as amended, no shareholder or involuntary transferee shall dispose of or transfer any shares of the Corporation which he now owns or may hereafter acquire if such disposition or transfer would result in the termination of such Subchapter S status, unless such disposition or transfer is consented to by all shareholders of the Corporation. Any such disposition or transfer that does not comply with the terms of this paragraph shall be void and have no legal force or effect and shall not be recognized on the share transfer books of the Corporation as effective.

           (b) No shareholder or involuntary transferee shall dispose of or transfer any shares of the Corporation which he now owns or may hereafter acquire except as set forth in this Section 4. Any purported transfer or disposition of shares in violation of the terms of this paragraph shall be void and the Corporation shall be void and the Corporation shall not recognize or give any effect to such transaction.

           (c) A shareholder shall be free to transfer, during his lifetime or by testamentary transfer, any or all of his shares of the Corporation to his spouse, any of his children, grandchildren or direct lineal descendants, whether by blood or by adoption, spouses of such issue or a trust for the sole benefit of those persons or any of them; but, in case of any such transfer, the transferee shall be bound by all the provisions of these Bylaws and no further transfer of such shares shall be made by such transferee except back to the shareholder who originally owned them or except in accordance with the provisions of this paragraph.

          (d) Any shareholder, or transferee of such shareholder, who wishes to transfer all or any part of his shares of the Corporation (hereinafter "offeror"), other than is permitted in subparagraph (c) above, first shall submit a written offer to sell such shares to the Corporation at the same price per share and upon the same terms and conditions offered by a bona fide prospective purchaser of such shares. Such written offer to the Corporation shall continue to be a binding offer to sell until: (1) expressly rejected by an officer or Director of



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the Corporation acting pursuant to resolution formally adopted by a majority of the outstanding shares (excluding shares held by the offeror); or (2) the expiration of a period of thirty (30) days after delivery of such written offer to the Corporation, whichever shall first occur.


        (e) Upon termination of the offer referred to in subparagraph (d) above, the offeror shall than submit to each of the other holders of shares written offers to sell (hereinafter "offeree"), at the same price per share and upon the same terms and conditions previously offered to the Corporation, any of the shares not previously purchased by the Corporation under the aforesaid offer to it, such shares to be allocated among the offerees on the basis of the percentage of shares then held by them. Each such offer shall continue to be a binding offer to sell until expressly accepted or rejected by the offeree or until the expiration or twenty (20) days after its delivery to the offeree, whichever shall first occur. If any such offeree does not elect to purchase all of the shares offered to him, any other offeree may purchase all or any part of the unpurchased shares by giving to the offeror written notice of his election so to purchase not later than five (5) days after the termination of the original offer to the offeree who died not elect to purchase all such shares. If more than one offeree exercises this election to purchase unpurchased shares, such shares shall be divided between or among such offerees in proportion to their the respective holdings of shares. Unless all of the shares offered are purchased by the Corporation and the other shareholders, then all acceptances to purchase less than all such shares shall be deemed null and void.

        (f) Every written offer submitted in accordance with the provisions of this paragraph shall specifically name the person to whom the offeror intends to transfer the shares, the number of shares which he intends so to transfer to each person and the price per share and other terms upon which each intended transfer is to be made. Upon the termination of all such written offers and the five-day period provided for in subparagraph (e) above, the offeror shall be free to transfer, for a period of three (3) months thereafter, any unpurchased shares to the persons so named at the price per share and upon the other terms and conditions so named, provided that any such transferee of those shares shall thereafter be bound by all the provisions of these Bylaws.

        (g) Every written offer submitted to the Corporation shall be deemed to have been delivered when delivered in person to each member of the Board of Directors or if and when sent by prepaid registered or certified mail, to all of the Directors at


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their last known business addresses. Every written offer submitted to an offeree shall be deemed to have been delivered if and when delivered in person to such offeree or if and when sent by prepaid registered or certified mail, to such offeree at his address as it then appears on the stock books of the Corporation or, if no address appears on said stock books, to his last known residence address.

        (h) If any consideration to be received by the offeror for the shares offered is property other than cash, then the price per share shall be measured to the extent of the fair market value of such noncash consideration.

        (i) The provisions contained herein shall not apply to the pledge of any shares of the Corporation as collateral for a loan but shall apply to the sale or other disposition of shares under any such pledge.

        (j) Every certificate representing shares of the Corporation shall bear the following legend prominently displayed:

      "The shares represented by this certificate, and the transfer thereof, are subject to the provisions of the Bylaws of the Corporation, a copy of which is on file in, and may be examined at, the principal office of the Corporation."

        (k) The restrictions set forth in this Section 4 shall terminate upon the closing of a public offering of securities registered under the Securities Act of 1933, as amended.

    5. Closing Transfer Books and Fixing Record Date.

        (a) For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, such record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Such determination of shareholders of record shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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        (b) For the purpose of determining the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, such record date, when no prior action by the Board of Directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is filed with the Secretary of the Corporation.
If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware Corporation Law, such record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        (c) For the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

    6. Lost Certificates. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

    7. Holder of Record. The Corporation may treat as absolute owner of the shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity, and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any

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

description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate; except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of the Corporation's shares.

    8. Treasury Shares. Treasury shares of the Corporation shall consist of such shares as have been issued and thereafter acquired but not cancelled by the Corporation. Treasury shares shall not carry voting or dividend rights, except rights in share dividends.


                                  ARCICLE VIII
                       INDEMNIFICATION AND REIMBURSEMENT
                           OF DIRECTORS AND OFFICERS

    1. Indemnification for Expenses and Liabilities: Any person who at any time serves or has served (i) as a director, officer, employee or agent of the Corporation, (ii) at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or (iii) at the request of the Corporation as a trustee or administrator under an employee benefit plan, or is called as a witness at a time when he or she has not been made a named defendant or respondent to any Proceeding, shall have a right to be indemnified by the Corporation to the fullest extent from time to time permitted by law against Liability and Expenses in any Proceeding (including without limitation a Proceeding brought by or on behalf of the Corporation itself) arising out of his or her status as such or activities in any of the foregoing capacities.

    The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this provision, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her.

    Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided for herein. Any repeal or modification of these indemnification provisions shall

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

not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this provision.

    The rights granted herein shall not be limited by the provisions contained in Section 145 of the Delaware Corporation Law or any successor to such statute.

    2. Advance Payment of Expenses: The Corporation shall (upon receipt of an undertaking by or on behalf of the director, officer, employee or agent involved to repay the Expenses described herein unless it shall untimately be determined that he or she is entitled to be indemnified by the Corporation against such Expenses) pay Expenses incurred by such director, officer, employee or agent in defending a Proceeding or appearing as a witness at a time when he or she has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such Proceeding.

    3. Insurance: The Corporation shall have the power to purchase and maintain insurance (on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

    4. Definitions: The following terms as used in this Article shall have the following meanings. "Proceeding" means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal. "Expenses" means expenses of every kind, including counsel fees. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses incurred with respect to a Proceeding, and all reasonable expenses incurred in enforcing the indemnification rights provided herein. "Director," "officer," "employee" and "agent" include the estate or personal representative of a director, officer, employee or agent. "Corporation" shall

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

include any domestic or foreign predecessor of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.


                                 ARTICLE IX
                              GENERAL PROVISIONS

    1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

    2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form of as may be approved from time to time by the Board of Directors. Such seal may be an impression or stamp and may be used by the officers of the Corporation by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced. In addition to any form of seal adopted by the Board of Directors, the officers of the Corporation may use as the corporate seal a seal in the form of a circle containing the name of the Corporation and the state of its incorporation (or an abbreviation thereof) on the circumference and the word "Seal" in the center.

    3. Waiver of Notice. Whenever any notice is required to be given to any shareholder or Director under the provisions of the Delaware Corporation Law or under the provisions of the charter or Bylaws of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

    4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

    5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device; provided that the records so kept can be converted into clearly legible form with a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

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

    6. Amendments. Except as otherwise provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of shareholders entitled to exercise a majority of voting power of the Corporation, or, if the Certificate of Incorporation of the Corporation so permits, by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

    The Board of Directors shall have no power to adopt a Bylaw: (i) changing the statutory requirement for a quorum of Directors or action by Directors or changing the statutory requirement for a quorum of shareholders or action by shareholders; (ii) providing for the management of the Corporation otherwise than by the Board of Directors or the committees thereof; (iii) increasing or decreasing the number of directors; or (iv) classifying and staggering the election of Directors.

    No Bylaw adopted or amended by the shareholders may be altered or repealed by the Board of Directors, except to the extent that such Bylaw provision expressly authorizes its amendment or repeal by the Board of Directors.
Section 4 of Article VII may not be amended without the unanimous consent of all shareholders of the Corporation.

    THIS IS TO CERTIFY that the above Bylaws were duly adopted by the Board of Directors of the Corporation by action taken, without a meeting, effective this 7th day of January 1993.

                                       /s/ Dani Bolognesi
                                       Dani Bolognesi, Secretary


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